Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

April 30, 2012

among

ATLAS RESOURCE PARTNERS, L.P.,

as Borrower,

THE LENDERS PARTY HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arranger and Joint Bookrunner

CITIBANK, N.A.,

as Joint Lead Arranger, Joint Bookrunner and Syndication Agent

JPMORGAN CHASE BANK, N.A.,

DEUTSCHE BANK SECURITIES INC., and

BANK OF AMERICA, N.A.,

as Co-Documentation Agents

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”), dated as of April 30, 2012 (the “First Amendment Effective Date”), is among ATLAS RESOURCE PARTNERS, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Loan Parties”); each of the Lenders that is a signatory hereto; and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

Recitals

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of March 5, 2012 (as amended prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

B. The Borrower has advised the Administrative Agent and the Lenders that ARP Barnett, LLC, a Delaware limited liability company and a Wholly-Owned Subsidiary of the Borrower (the “ARP Barnett”), has entered into that certain Purchase and Sale Agreement dated as of March 15, 2012 (the “Barnett Acquisition Agreement”) among ARP Barnett, the Borrower and Carrizo Oil & Gas, Inc., CLLR, Inc., Hondo Pipeline, Inc. and Mescalero Pipeline, LLC pursuant to which ARP Barnett will acquire certain Oil and Gas Properties located in the oil and gas field commonly known as the “Barnett Shale” and certain other Property as more particularly described in the Barnett Acquisition Agreement (all such Properties, collectively, the “Barnett Assets” and such acquisition, the “Barnett Acquisition”).

C. The Borrower has requested that Sovereign Bank, N.A. (the “New Lender”) become a Lender hereunder with a Maximum Credit Amount in the amount as shown on Annex I to the Credit Agreement (as amended hereby);

D. In connection with the Barnett Acquisition, the parties hereto desire to (i) amend certain terms of the Credit Agreement in certain respects including, without limitation, increasing the Aggregate Maximum Credit Amounts to $500,000,000, and (ii) establish a Borrowing Base of $250,000,000, in each case to be effective as of the First Amendment Effective Date.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed such term in the Credit Agreement, as amended hereby. Unless otherwise indicated, all section references in this First Amendment refer to the Credit Agreement.

Section 2. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be amended effective as of the First Amendment Effective Date in the manner provided in this Section 2.

2.1 Additional Definitions. Section 1.02 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definition which shall read in full as follows:

“ARP Barnett” means ARP Barnett, LLC, a Delaware limited liability company.

“Barnett Acquisition Agreement” has the meaning given to such term in the First Amendment.

“Barnett Assets” has the meaning given to such term in the First Amendment.

“First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement dated as of April 30, 2012, among the Borrower, the Guarantors, the Administrative Agent and the Lenders.

“First Amendment Effective Date” means April 30, 2012.

2.2 Amended Definitions. The definitions of “Applicable Margin”, “Borrowing Base”, “Commitment”, “Loan Documents”, “Maximum Credit Amount”, and “Swap Agreement” contained in Section 1.02 of the Credit Agreement are hereby amended and restated in their entirety to read in full as follows:

“Applicable Margin” means, for any day, with respect to any Loan, the applicable rate per annum set forth below based on Borrowing Base Utilization Percentage on such day:

Borrowing Base Utilization Percentage	Eurodollar Loans	ABR Loans
≥ 90%	3.00%	2.00%
≥ 75% and < 90%	2.75%	1.75%
≥ 50% and < 75%	2.25%	1.25%
< 50%	2.00%	1.00%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of a change in the Borrowing Base Utilization Percentage and ending on the date immediately preceding the effective date of the next such change.

“Borrowing Base” means at any time an amount equal to the sum of the Oil and Gas Reserve Borrowing Base plus the Well Services Borrowing Base determined in accordance with Section 2.07, as the same may be adjusted from time to time between Redetermination Dates pursuant to Section 2.07(f), Section 2.07(h), or Section 8.12(d). As of the First Amendment Effective Date, the Borrowing Base shall be $250,000,000.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b); and “Commitments” means the aggregate amount of the Commitments of all the Lenders. The amount representing each Lender’s Commitment shall at any time be the lesser of (i) such Lender’s Maximum Credit Amount and (ii) such Lender’s Applicable Percentage of the then effective Borrowing Base. As of the First Amendment Effective Date, the aggregate Commitments of the Lenders are $250,000,000.

“Loan Documents” means this Agreement, the First Amendment, the Notes, if any, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments, the Intercreditor Agreement and any and all other material agreements or instruments now or hereafter executed and delivered by any Loan Party or any other Person (other than Swap Agreements or agreements regarding the provision of Bank Products with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with the Indebtedness, this Agreement and the transactions contemplated hereby, as such agreements may be amended, modified, supplemented or restated from time to time.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b) or (b) modified from time to time pursuant to any assignment permitted by Section 12.04(b). As of the First Amendment Effective Date, the aggregate Maximum Credit Amounts of the Lenders are $500,000,000.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions. For the sole purposes of Section 9.17, the term “Swap Agreement” shall be deemed to exclude all purchased put options or floors for Hydrocarbons.

2.3 New Swap Agreements Affirmative Covenant. A new Section 8.20 is hereby added to the Credit Agreement and shall read in full as follows:

Section 8.20 Swap Agreements for Barnett Production. On or before the thirtieth (30th) day following the First Amendment Effective Date, the Borrower shall, or shall cause ARP Barnett or another Loan Party to, enter into incremental Swap Agreements following the First Amendment Closing Date reasonably satisfactory to the Administrative Agent with respect to production from the Barnett Assets to hedge notional volumes not less than (a) 50% (for each month during calendar years 2012 and 2013) and (b) 40% (for each month during calendar year 2014) of the reasonably anticipated projected production from proved, developed and producing Oil and Gas Properties comprising the Barnett Assets.

2.4 Amendment to Material Contracts Covenant. Section 9.21 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 9.21 Acquisition Documents, the Separation Agreement and the Contribution Agreement. The Borrower will not, nor will the Borrower permit the Existing Borrower or any Restricted Subsidiary to, directly or indirectly, amend or otherwise modify any Acquisition Document, the Barnett Acquisition Agreement, the Separation Agreement or the Contribution Agreement which in any case (a) violates the terms of this Agreement or any other Loan Document, (b) could reasonably be expected to be materially adverse to the rights, interests or privileges of the Administrative Agent or the Lenders or their ability to enforce the Loan Documents or (c) could reasonably be expected to have a Material Adverse Effect.

2.5 Amendment to Section 10.02(c) of the Credit Agreement. Section 10.02(c) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(c) All proceeds realized from the liquidation or other disposition of collateral or otherwise received after the Termination Date, whether by acceleration or otherwise, shall be applied: first, to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second, to accrued interest on the Loans; third, to fees; fourth, pro rata to (i) outstanding principal of the Loans and LC Disbursements, (ii) to serve as cash collateral to be held by the Administrative Agent to secure LC Exposure and (iii) the payment of Indebtedness referred to in clauses (b) and (c) of the definition of Indebtedness; fifth, to any other Indebtedness; and any excess shall be paid to the Borrower or as otherwise required by any Law.

2.6 Replacement of Annex I. Annex I to the Credit Agreement is hereby replaced in its entirety with Annex I attached hereto and Annex I attached hereto shall be deemed to be attached as Annex I to the Credit Agreement. After giving effect to this First Amendment and any Borrowings made on the First Amendment Effective Date, (a) each Lender who holds Loans in an aggregate amount less than its Applicable Percentage (after giving effect to this First Amendment) of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage (after giving effect to this First Amendment), (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Credit Exposure applicable to each Lender equals its Applicable Percentage (after giving effect to this First Amendment) of the aggregate Credit Exposure of all Lenders and (d) the Borrower shall be required to make any break-funding payments required under Section 5.02 of the Credit Agreement resulting from the Loans and adjustments described in this Section 2.6.

Section 3. Borrowing Base. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Borrowing Base shall be increased, effective as of the First Amendment Effective Date, to be $250,000,000 and shall remain at $250,000,000 until the next Scheduled Redetermination, Interim Redetermination or other adjustment of the Borrowing Base pursuant to the terms of the Credit Agreement. The Borrowing Base redetermination provided for herein shall be the May 1, 2012 Scheduled Redetermination and shall not be considered or deemed to be an Interim Redetermination of the Borrowing Base for purposes of Section 2.07(b) of the Credit Agreement. The Borrowing Base increase provided for herein shall be comprised of the following changes and reaffirmations to the various components of the Borrowing Base: (a) the Working Interest Borrowing Base shall increased from $60,000,000 to $170,000,000; (b) the Partnership Interest Borrowing Base shall be decreased from $60,000,000 to $55,000,000; (c) the Oil and Gas Reserve Borrowing Base shall be increased from $120,000,000 to $225,000,000; and (d) the Well Services Borrowing Base shall be increased from $18,000,000 to $25,000,000.

Section 4. Conditions Precedent. The effectiveness of this First Amendment is subject to the following:

4.1 The Administrative Agent shall have received counterparts of this First Amendment from the Loan Parties and each of the Lenders (including the New Lender).

4.2 The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the effective date of this First Amendment including, without limitation, the Borrowing Base increase fee described in Section 4.3 below.

4.3 Contemporaneously with the effectiveness of the increase of the Borrowing Base contained in Section 3 hereof, the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, a Borrowing Base increase fee equal to the Increase Fee Percentage (as defined below) on the amount by which the Borrowing Base as established in Section 3 hereof exceeds the Borrowing Base that was in effect immediately prior to the establishment of the new

Borrowing Base pursuant to Section 3 hereof (the “Increase”). Such fee shall be distributed by Administrative Agent to the Lenders (including the New Lender) in accordance with the portion of the Increase attributable to each such Lender (calculated based on the amount by which (a) an amount equal to such Lender’s Applicable Percentage (as amended hereby) of the Borrowing Base as established in Section 3 hereof exceeds (b) an amount equal to such Lender’s Applicable Percentage of the Borrowing Base (if any) that was in effect immediately prior to the establishment of the new Borrowing Base pursuant to Section 3 hereof). As used herein, the “Increase Fee Percentage” shall be (i) 0.45% for each Lender that delivered to the Administrative Agent prior to the date hereof a commitment to the Borrowing Base established pursuant to Section 3 hereof that was not less than $45,000,000 (regardless of such Lender’s final allocated Commitment as amended hereby) or (ii) 0.40% for each Lender that delivered to the Administrative Agent prior to the date hereof a commitment to the Borrowing Base established pursuant to Section 3 hereof that was less than $45,000,000 (regardless of such Lender’s final allocated Commitment as amended hereby).

4.4 The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth resolutions of its board of directors (or other applicable managing Person) with respect to the authorization of the Borrower or such Guarantor to execute and deliver this First Amendment and to enter into the transactions contemplated hereby.

4.5 The Administrative Agent shall have received duly executed Notes payable to each Lender requesting a Note in a principal amount equal to its Maximum Credit Amount (as amended hereby) dated as of the date hereof.

4.6 The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of Mortgages granting the Administrative Agent a Lien over substantially all of the Barnett Assets. In connection with the execution and delivery of such Mortgages, the Administrative Agent shall be reasonably satisfied that the Security Instruments will, when properly executed and recorded, create first priority, perfected Liens (except for Excepted Liens, but subject to the provisos at the end of such definition and subject to Immaterial Title Deficiencies) on at least the Required Mortgage Value of Oil and Gas Properties (including the Barnett Assets).

4.7 The Administrative Agent shall have received an opinion in form and substance reasonably acceptable to the Administrative Agent of (a) Ledgewood, as special counsel to the Loan Parties, and (b) Jones Day, as local counsel in the State of Texas.

4.8 The Administrative Agent shall have received title information in form and substance reasonably satisfactory to the Administrative Agent setting forth the status of title on at least 80% of the total value of all Oil and Gas Properties (including the Barnett Assets, but excluding the Designated Partnership Properties) evaluated in the most recent Reserve Report delivered to the Administrative Agent under the Credit Agreement and, with respect to the Barnett Assets, the January 1, 2012 reserve run report delivered to the Administrative Agent.

4.9 The Administrative Agent shall have received evidence satisfactory to it that all Liens on the Barnett Assets (other than Liens permitted by Section 9.03 of the Credit Agreement)

associated with any credit facilities and funded debt have been released or terminated, subject only to the filing of applicable terminations and releases.

4.10 The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying: (a) true, accurate and complete copies of certain of the Barnett Acquisition Agreement and all assignments, bills of sale, side letters and other material agreements, documents and certificates executed and delivered in connection with the Barnett Acquisition, which documents shall contain terms and conditions reasonably acceptable to the Administrative Agent, (b) that, concurrently with the Borrowing under the Credit Agreement on the First Amendment Effective Date, ARP Barnett is (i) consummating the Barnett Acquisition, in accordance with the terms of the Barnett Acquisition Agreement (without waiver or amendment of any term or condition thereof which would be materially adverse to the interests of the Lenders provided that, for the avoidance of doubt, any amendment that removes Oil and Gas Properties from the Barnett Assets or any exercise by ARP Barnett of any right to remove any Oil and Gas Properties from the Barnett Assets shall be deemed to be materially adverse to the interests of the Lenders (other than any exercise by ARP Barnett of its rights to remove Oil and Gas Properties from the Barnett Assets pursuant to Sections 10.2(c)(iii), 10.3(b), 10.4 or 11.1(b)(iii) of the Barnett Acquisition Agreement, which shall not be deemed to be materially adverse to the interests of the Lenders so long as the aggregate “Allocated Values” (as defined in the Barnett Acquisition Agreement) of all such properties removed pursuant to the foregoing Sections does not exceed five percent (5%) of “Purchase Price” as defined in the Barnett Acquisition Agreement without giving effect to any adjustments thereto after March 15, 2012)) and (ii) acquiring all of the Barnett Assets contemplated by the Barnett Acquisition Agreement; (c) as to the final purchase price for the Barnett Assets after giving effect to all adjustments as of the closing date contemplated by the Barnett Acquisition Agreement; (d) that all governmental and third party consents and all equityholder and board of director (or comparable entity management body) authorizations of the Barnett Acquisition required to be obtained by any Loan Party have been obtained and are in full force and effect, (e) that no “Material Adverse Effect” (as defined in the Barnett Acquisition Agreement) shall have occurred and (f) such other related documents and information as the Administrative Agent shall have reasonably requested.

4.11 The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that, between the period beginning on March 15, 2012 and ending on or before the First Amendment Effective Date, the Borrower shall have received cash equity proceeds of not less than $80,000,000 from the issuance of its Equity Interests, which certificate shall be accompanied by evidence reasonably satisfactory to the Administrative Agent of such receipt of such cash equity proceeds.

4.12 The Administrative Agent shall be reasonably satisfied with the environmental condition of the Barnett Assets, and shall have received a copy of any environmental site assessments in the possession or control of the Borrower or any Guarantor that was performed within the past three (3) years on any Barnett Asset.

4.13 The conditions set forth in Section 6.02 of the Credit Agreement shall be satisfied; provided that, the only representations and warranties related to the Borrower, ARP Barnett or the Barnett Assets the accuracy of which shall be a condition to the effectiveness of this First Amendment shall be (a) the representations made by the Seller with respect to the Barnett Assets in the Barnett Acquisition Agreement that are material to the interests of the Lenders, but only to the extent that ARP Barnett has the right to terminate its obligations under the Barnett Acquisition Agreement (or the right not to consummate the Barnett Acquisition pursuant to the Barnett Acquisition Agreement) as a result of the breach of such representation in the Barnett Acquisition Agreement and (b) the Specified Representations (as defined below). For purposes hereof, “Specified Representations” means, collectively, (i) all representations and warranties of the Loan Parties contained in the Security Instruments relating to the validity, priority and perfection of the Liens created under the Security Instruments and (ii) the representations and warranties of the Borrower set forth in the following sections of the Credit Agreement: Section 7.01, Section 7.02, Section 7.03, Section 7.08, Section 7.09, Section 7.22, Section 7.23 and Section 7.24.

4.14 The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

Section 5. New Lender. The New Lender hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Credit Agreement, to the same extent as if the New Lender were an original signatory thereto. The New Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. The New Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this First Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) it has received a copy of the Credit Agreement and copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this First Amendment and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (c) from and after the First Amendment Effective Date, it shall be a party to and be bound by the provisions of the Credit Agreement and the other Loan Documents and have the rights and obligations of a Lender thereunder.

Section 6. Miscellaneous.

6.1 Confirmation and Effect. The provisions of the Credit Agreement (as amended by this First Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this First Amendment. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

6.2 Ratification and Affirmation of Loan Parties. Each of the Loan Parties hereby expressly (i) acknowledges the terms of this First Amendment, (ii) ratifies and affirms its obligations under the Guaranty Agreement and the other Loan Documents to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Guaranty Agreement and the other Loan Documents to which it is a party and (iv) agrees that its guarantee under the Guaranty Agreement and the other Loan Documents to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby.

6.3 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.

6.4 No Oral Agreement. THIS WRITTEN FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

6.5 Governing Law. THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.6 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

6.7 Severability. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.8 Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[signature pages follow]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	ATLAS RESOURCE PARTNERS, L.P.

	By:	Atlas Resource Partners GP, LLC, its general partner

		By:	/s/ Sean McGrath
Name: Sean McGrath
Title: Chief Financial Officer

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

ATLAS ENERGY COLORADO, LLC, a
Colorado limited liability company

ATLAS ENERGY HOLDINGS OPERATING
COMPANY, LLC, a Delaware limited liability company

ATLAS ENERGY INDIANA, LLC, an Indiana limited liability company

ATLAS ENERGY OHIO, LLC, an Ohio limited liability company

ATLAS ENERGY TENNESSEE, LLC, a
Pennsylvania limited liability company

ATLAS NOBLE, LLC, a Delaware limited liability company

ATLAS RESOURCES, LLC, a Pennsylvania limited liability company

REI-NY, LLC, a Delaware limited liability company

RESOURCE ENERGY, LLC, a Delaware limited liability company

RESOURCE WELL SERVICES, LLC, a
Delaware limited liability company

VIKING RESOURCES, LLC, a Pennsylvania limited liability company

ARP BARNETT, LLC, a Delaware limited liability company

ARP OKLAHOMA, LLC, an Oklahoma limited liability company

ARP BARNETT PIPELINE, LLC, a Delaware limited liability company

By:	/s/ Sean McGrath
Name: Sean McGrath
Title: Chief Financial Officer

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

By:	/s/ Matthew Coleman
Matthew Coleman, Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

CITIBANK, N.A., as a Lender

By:	/s/ Daniel A Davis
Name:	Daniel A Davis
Title:	SVP

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Jo Linda Papadakis
Name:	Jo Linda Papadakis
Title:	Authorized Officer

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Michael Ouellet
Name:	Michael Ouellet
Title:	Director

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

JEFFERIES FINANCE LLC, as a Lender

By:	/s/ E. Joseph Hess
Name:	E. Joseph Hess
Title:	Managing Director

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

SOVEREIGN BANK, N.A., as a Lender

By:	/s/ Mark Connelly
Name:	Mark Connelly
Title:	SVP

By:	/s/ Vaughn Buck
Name:	Vaughn Buck
Title:	EVP

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Peter Shen
Name:	Peter Shen
Title:	Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Michael Getz
Name:	Michael Getz
Title:	Vice President

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

COMERICA BANK, as a Lender

By:	/s/ John S. Lesikar
Name:	John S. Lesikar
Title:	Assistant Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
Wells Fargo Bank, National Association	15.00000000%	$75,000,000.00
Citibank, N.A.	15.00000000%	$75,000,000.00
JPMorgan Chase Bank, N.A.	12.80000000%	$64,000,000.00
Bank of America, N.A.	12.80000000%	$64,000,000.00
Deutsche Bank Trust Company Americas	12.80000000%	$64,000,000.00
Comerica Bank	11.20000000%	$56,000,000.00
Jefferies Finance LLC	8.95000000%	$44,750,000.00
Sovereign Bank, N.A.	8.95000000%	$44,750,000.00
Capital One, National Association	2.50000000%	$12,500,000.00
Total	100%	$500,000,000

Annex I-I